Exhibit 10.10

                        Government Funding Fee Agreement


This Agreement ("Agreement") is made and entered into as of the 5 day of April, 2004 between David Carpi (the "Finder") and Advaxis, Inc. (the "Company").

      1. Background: Finder believes he may be able to arrange for Company government funded clinical studies for LM LLO E7 or other Advaxis products so as to minimize Advaxis' cash burn rate in demonstrating the potential of the Listeria system with LM LLO E7 or other Advaxis products in human phase I clinical trials and in clinical trials of cervical cancer or other cancers. The parties have agreed that Finder will attempt to assist Company in obtaining such government funding ("Government Clinical Trial Sponsorship") for Clinical Trials to be conducted for the Company (such clinical trials testing Company products or constructs and sponsored by government through the efforts of Finder: " Government Sponsored Clinical Trial").

      2. Equity Compensation: If Finder successfully arranges Government Sponsored Clinical Trial, Company shall grant Finder a non qualified common stock option grant with that number of common stock option equal to (a) 4% (four percent) of the Economic Value of the Government Clinical Trial Sponsorship divided by (b) $100. The options are exercisable at $100 per share. For purpose of this agreement, "Economic Value" of Government Clinical Trial Sponsorship will be determined according to a formula specified in Exhibit A. The grant will be made upon final formal approval of the Government Clinical Trial Sponsorship. The terms of Company's option plan for outside consultants shall apply, however once the options are granted, the Consultant will have no requirement to exercise the options if the Consulting arrangement is terminated and the Consultant will be free to exercise these options at his discretion regardless of any ongoing relationship with Advaxis. For example: if Finder arranges Government Clinical Trial Sponsorship for a Phase II study, with 50 patients with outpatient settings, the Economic Value per Exhibit A shall be $1,100,000. In that case, Finder shall receive 440 options exercisable at $100 per share. On a post 100:1 split basis this will be 44,000 options at $1.00 per share.

      3. Exclusion of other transactions: It is hereby agreed and understood that this agreement covers only Government Clinical Trial Sponsorship obtained directly through the efforts of Finder and will not entitle Finder to receive any fees in connection with any other funding or transactions including but not limited to : (a) equity or debt financing of any type, (b) NIH grants obtained by or applied for by Company directly or with its partners, (c) joint ventures, licensing, vendor financing, (d) mergers, acquisition, sale of assets (e) clinical studies conducted by Approved Investors and funded by Company, or (f) sale of securities of any kind by Company
            (g) government manufacturing process development and pre clinical and toxicology support under the NIH and/or RAID program.

      4. Term: This agreement will expire on April 5, 2005 and thereafter will renew on a month-to-month basis unless cancelled in writing by either party. Upon termination or non-renewal of this agreement Consultant will maintain a list of Investigators that will be approached to conduct these trials, provided however that such Investigators are pre

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            approved by Company in writing, in advance. Exhibit B, as amended from time to time, in writing, contains the list of Company approved Investigators ("Approved Investigators").

      5. Post termination government sponsored clinical studies: If any such Approved Investigator agrees to conduct government sponsored clinical studies with an Advaxis product within six months of termination of this Agreement, and such Government Clinical Trial Sponsorship is obtained by Company, then Finder shall be entitled to full compensation as set out in section 2 upon the final written approval of Government Clinical Trial Sponsorship.

      6. Subsequent clinical trial sponsorship: If consultant is successful in arranging a phase I Government Clinical Trial Sponsorship as specified in this agreement, then subsequent Government Sponsored Clinical Trials with the same Approved Investigators testing the same product or construct will be subject to the terms of this agreement provided that: (a) such subsequent Government Sponsored Clinical Trial is approved by the government and initiated within 12 months of the completion of any previous clinical trial covered under this agreement, and (b) such subsequent Government Clinical Trial Sponsorship is obtained directly through current or previous efforts of Finder. For the purpose of clarity, this paragraph is designed to enable the Finder to receive fair compensation for obtaining Government Sponsored Clinical Trial for phase I trials and subsequent trials should the phase I trials be completed successfully and subsequent phase I, II, and III trials proceed in a natural progression as a result of the Finders work in establishing initial government funding for the initial phase I program.

      7. Entire agreement; dispute: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or waived, except in writing signed by both parties. This Agreement may be executed in counterparts. Should a dispute arise between the parties under or relating to this Agreement, each party agrees that prior to initiating any formal proceeding against the other (except when injunctive relief is appropriate), the parties will each designate a representative for purposes of resolving the dispute. If the parties' representatives are unable to resolve the dispute within ten business days, the dispute shall be settled by mediation and then, if necessary, by arbitration under the then-current commercial arbitration rules of the American Arbitration Association. The location of the proceeding shall be Princeton, NJ. Judgment upon any award rendered by the arbitrator may be entered by any State or Federal court having jurisdiction thereof.

      8. Assignment. This Agreement may not be assigned by any party without written consent

      9. Non Exclusive. The Company may from time to time: (i) engage other persons and entities to act as consultants to the Company and perform services for the Company, including services that are similar to the ones described herein; and (ii) enter into agreements similar to this Agreement with other persons or entities, in all cases without the necessity of obtaining approval from Consultant.



            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be

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duly executed on the day of the year first above written.



ADVAXIS, INC.                            FINDER


By: /s/ J. Todd Derbin                   By: /s/ David Carpi
   -------------------------------          -------------------------------
Name:                                    Name:
Title:


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                                    Exhibit A
               Economic Value of Government Sponsored Clinical Trials

Phase I

Fixed costs

Biostatistic Analyses             $300,000
Pharmacokinetic Analyses          $150,000

Variable costs
Cost per patient if outpatient    $ 10,000
Cost per patient if inpatient
or extended stay/observation      $ 14,000

Total cost 450,000 plus number of enrolled patients X 10,000 or 14,000 dependent on type of study.


Phase II trials (about 30 to 50 patients)

Fixed costs

Biostatistic Analyses             $400,000
Pharmacokinetic Analyses          $200,000

Variable costs
Cost per patient if outpatient    $ 10,000
Cost per patient if inpatient
or extended stay/observation      $ 14,000

Total cost 600,000 plus number of enrolled patients X 10,000 or 14,000 dependent on type of study.


Phase III trials (about 300-400 patients)

Fixed costs

Biostatistic Analyses             $700,000
Pharmacokinetic Analyses          $400,000

Variable costs
Cost per patient if outpatient    $ 10,000
Cost per patient if inpatient
or extended stay/observation      $ 14,000

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Total cost 1,100,000 plus number of enrolled patients times $10,000 or $14,000 dependent on type of study.




                                    Exhibit B

                             Approved Investigators

JEFFERY WEBER
UNIVERSITY OF SOUTHERN CALIFORNIA

CORNELIA TRIMBLE
JOHNS HOPKINS UNIVERSITY

PHILIP DISAIA
NCI